Exhibit 99.2 Third Quarter 2020 Earnings Presentation

Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information, and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees, and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of September 30, 2020, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date. 2

Third Quarter 2020 Highlights • Total Assets Under Management ("AUM") of $179.2 billion Q2 #s • Total Fee Paying AUM ("FPAUM") of $112.7 billion Assets Under • Available Capital of $52.5 billion AUM - 158 Management • AUM Not Yet Paying Fees available for future deployment of $36.3 billion FPAUM - 105 • Raised $12.7 billion in gross new capital with net inflows(1) of $12.4 billion for the quarter ended September 30, 2020 AC - 39 • Capital deployment of $4.4 billion during the quarter ended September 30, 2020, including $3.9 billion by our drawdown funds AUM NYPF 25 Raised 9B, net inflow 8B • Q3-20 GAAP net income attributable to Ares Management Corporation of $47.5 million Deployment 6B • Q3-20 GAAP basic and diluted earnings per share of Class A common stock of $0.27 NI - 56 • Q3-20 GAAP management fees of $292.4 million(2) EPS - 0.36 and 0.35 Financial Results • Q3-20 unconsolidated management and other fees of $305.0 million(3) GAAP mgmt fees - 267 • Q3-20 Fee Related Earnings of $106.8 million • Q3-20 Realized Income of $146.4 million unconsol mgmt/other - 282 • Q3-20 after-tax Realized Income of $0.48 per share of Class A common stock(4) FRE - 97 RI - 115 • Declared quarterly dividend of $0.40 per share of Class A common stock(5) RI per share - 0.39 Corporate Actions • Declared quarterly dividend of $0.4375 per share of Series A preferred stock(6) • On July 1, 2020, Ares completed an acquisition of a majority interest in SSG Capital Holdings Limited and its operating subsidiaries ("SSG"), increasing AUM by $6.9 billion. Following the acquisition, SSG began operating under the Ares SSG brand and its results are reflected within Strategic Initiatives. Strategic Initiatives represents operating segments and strategic investments that are seeking to broaden Ares' distribution channels and Recent expand its access to global markets. Developments • On September 30, 2020, a subsidiary of Ares entered into a definitive agreement to acquire all outstanding common shares of F&G Reinsurance Ltd (“F&G Re”). F&G Re is a Bermuda-domiciled life and annuity reinsurer with approximately $2 billion in invested assets as of June 30, 2020. Following closing, F&G Re expects to continue to operate as a reinsurance company under the Aspida brand. The transaction is subject to customary closing conditions. 1. Net inflows represents gross capital commitments less redemptions. 2. Includes ARCC Part I Fees of $41.6 million for Q3-20. 3. Unconsolidated management fees includes $11.7 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q3-20 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $4.9 million primarily of transaction-based fees earned from Credit Group funds for Q3-20. Unconsolidated other fees excludes administrative fees that are netted against the respective expenses and administrative fees attributable to certain joint venture partners. 4. After-tax Realized Income per share of Class A common stock is net of the preferred share dividend. 5. Payable on December 31, 2020 to shareholders of record as of December 17, 2020. 6. Payable on December 31, 2020 to shareholders of record as of December 15, 2020. 3

#ACACAC #1E3154 Gross New Capital Commitments(1) #225070 $ in billions Q3 2020 Comments #828282 Credit Group Additional equity commitments to various funds including $8.2 billion for the first closing of European Direct Lending $8.9 our fifth flagship European direct lending fund #D2D2D2 #49749B ARCC and affiliates 1.2 Primarily additional debt commitments to ARCC Alternative Credit 1.0 New and additional equity commitments to various funds CLOs 0.5 Priced one new U.S. CLO #679FD1 Other Credit Funds 0.4 Additional equity and debt commitments to various funds CLO 56 - 0.5 Total Credit Group $12.0 Pathfinder - 0.3 Private Equity Group 2 SMA (UPS II/AFLAC) - #75B8F4 Additional equity commitments bringing total commitments to $3.7 billion for the sixth 0.25 each Corporate Private Equity $0.3 flagship corporate private equity fund US DL - ARCC 1.15 Infrastructure and Power 0.2 New equity commitments ACE V - 8.247 (ECSF IX Total Private Equity Group $0.5 #A7D1EA 0.4), ECI IV A 0.2 Strategic Initiatives ACOF VI - 0.3 Asian Secured Lending $0.2 Additional equity commitments ACIP - 0.2 #DBE6EF Total Strategic Initiatives $0.2 SLO III - 0.3 Total $12.7 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub- advised accounts. Commitments denominated in currencies other than U.S. dollar are converted at the prevailing quarter-end exchange rate. 4

Assets Under Management

AUM as of September 30, 2020 was $179.2 billion, an increase of 24.2% from prior year[1]

- The increase of $34.9 billion was driven by capital raising across U.S. and European direct lending, which includes the first closing for our fifth flagship European direct lending fund, syndicated loans, and alternative credit funds in our Credit Group, closings for our sixth flagship corporate private equity fund and ASOF in our Private Equity Group, all strategies in our Real Estate Group and by the acquisitions of Crestline Denali Capital LLC ("Crestline Denali") in syndicated loans and SSG in Strategic Initiatives

FPAUM as of September 30, 2020 was $112.7 billion, an increase of 20.8% from prior year

- The increase of $19.4 billion was primarily attributable to deployment of capital in funds across U.S. and European direct lending and alternative credit strategies, new commitments to the syndicated loans strategy, new commitments to the Real Estate equity strategies, and the acquisitions of Crestline Denali and SSG

AUM


($ in billions)
$144.3
$12.5
$25.5
$106.3
$158.4
$14.4
$26.6
$117.4
$179.2
$6.9
$14.4
$26.7
$131.2
Q3-19
Q2-20
Q3-20
Credit
Private Equity
Real Estate
Strategic Initiatives

FPAUM


($ in billions)
$93.3
$7.4
$16.9
$69.0
$105.5
$9.3
$17.5
$78.7
$112.7
$4.3
$9.4
$17.7
$81.3
Q3-19
Q2-20
Q3-20
Credit
Private Equity
Real Estate
Strategic Initiatives

1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation ("ARCC") and a registered investment adviser ("IHAM").

5

ARES

Management Fees by Duration and Fund Type For the quarter ended September 30, 2020: • 77% of management fees were earned from funds with three or more years remaining in duration • 90% of management fees were earned from permanent capital, closed end funds and CLOs Duration Fund Type 1 12% 4 1% 7% % 2% 7 11% 7% % 7% 10% 32% 77% 51% 90% 32% 4% 32% 9% 2 3 4 0% % Permanent Capital 10 or more years 7 to 9 years Closed End Funds Permanent Capital CLOs(2) Differentiated Managed Accounts Open End Funds Other 3 to 6 years Fewer than 3 years Managed Accounts(1) Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 2. CLOs are a type of closed end vehicle. 6

AUM and FPAUM by Duration As of September 30, 2020, approximately 68% of AUM and 67% of FPAUM had a duration longer than 3 years • Initial duration exceeded 7 years for approximately 74% of AUM based on each fund's first close AUM: $179.2 billion FPAUM: $112.7 billion 1 7 2% 2 4% 7 12% 5% 14% 15% % % 17% 11% 10% 6 13% 68% % 11% 67% 17% 15% 28% 28% 2 4 3% 0 % Differentiated Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts(1) Managed Accounts 1. Differentiated managed accounts have been managed by the firm for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 7

Available Capital and AUM Not Yet Paying Fees

Available Capital as of September 30, 2020 was $52.5 billion, an increase of 55.3% from prior year

- The increase of $18.7 billion was driven primarily by fundraising in U.S. and European direct lending, including the first closing for our fifth flagship European direct lending fund, alternative credit and corporate private equity funds, including closings for our sixth flagship corporate private equity fund, and the acquisition of SSG in Strategic Initiatives

AUM Not Yet Paying Fees as of September 30, 2020 was $39.3 billion, an increase of 48.9% from prior year

- The increase of $12.9 billion was driven primarily by new commitments in European Direct Lending, including the first closing for our fifth flagship European direct lending fund, in the Private Equity Group, including closings for our sixth flagship corporate private equity fund and final closing of ASOF, and the acquisition of SSG in Strategic Initiatives



Available Capital
($ in billions)
$33.8
$5.1
$4.3
$24.4
$39.2
$6.2
$8.7
$24.3
$52.5
$3.7
$6.0
$8.3
$34.5
Q3-19
Q2-20
Q3-20
Credit
Private Equity
Real Estate
Strategic Initiatives



AUM Not Yet Paying Fees
($ in billions)
$26.4
$2.6
$2.1
$21.7
$27.8
$2.4
$6.4
$19.0
$39.3
$2.3
$2.4
$6.2
$28.4
Q3-19
Q2-20
Q3-20
Credit
Private Equity
Real Estate
Strategic Initiatives

8

ARES

AUM Not Yet Paying Fees

As of September 30, 2020, AUM Not Yet Paying Fees of $39.3 billion could generate approximately $413.3 million in potential incremental annual management fees, of which $386.1 million relates to the $36.3 billion of AUM available for future deployment[1]

- The $36.3 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $13.1 billion in the European direct lending funds, $9.9 billion in the U.S. direct lending funds, $3.6 billion in corporate private equity funds, $3.3 billion in alternative credit funds, $2.2 billion from Ares SSG funds in Strategic Initiatives and $1.9 billion in the special opportunities funds

AUM Not Yet Paying Fees: $39.3 billion

($ in billions)



$0.5
$2.5
$36.3

Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments[2]
Funds in or Expected to Be in Wind-down

$36.3 billion of AUM Not Yet Paying Fees was available for future deployment

AUM Not Yet Paying Fees Available for Future Deployment: $36.3 billion

($ in billions)



$1.6
$2.2
$5.5
$27.0

Credit | Private Equity | Real Estate | Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of September 30, 2020 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $413.3 million and $386.1 million includes approximately $16.3 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at September 30, 2020. Note that no potential ARCC Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of September 30, 2020, capital available for deployment for follow-on investments could generate approximately $27.2 million in potential management fees. There is no assurance such capital will be invested.

9

ARES

Incentive Eligible AUM and Incentive Generating AUM Incentive Eligible AUM as of September 30, 2020 was $105.6 billion, an increase of 22.5% from prior year • The increase of $19.4 billion was primarily driven by capital raising across the following strategies: European direct lending, U.S. direct lending, special opportunities and alternative credit Incentive Generating AUM(1) as of September 30, 2020 was $29.1 billion, a decrease of 24.6% from prior year • The decrease was primarily driven by decreases in asset values of certain funds that resulted in returns decreasing below hurdle rates as of September 30, 2020 Of the $64.1 billion of Incentive Eligible AUM that is currently invested, 45.4% is Incentive Generating • Excluding the Incentive Eligible AUM associated with ARCC Part II Fees(2) that are based on capital gains from the largely debt oriented ARCC portfolio, 58.8% of Incentive Eligible AUM that is currently invested is Incentive Generating Q3-20 Incentive Generating to Incentive Eligible AUM Incentive Eligible AUM Reconciliation ($ in billions) $105.6 ($ in billions) $1.0 Private Real Strategic Credit Equity Estate Initiatives(3) Total $91.8 $9.3 $86.2 $9.1 Incentive $7.8 $23.2 Generating AUM $20.6 $6.3 $2.2 $— $29.1 $23.0 $21.4 + Uninvested IEAUM 27.3 8.6 4.6 1.0 41.5 $72.1 + IEAUM below hurdle 9.6 8.3 2.5 — 20.4 $57.0 $59.7 .+ ARCC Part II Fees below Hurdle(2) 14.6 — — — 14.6 Q3-19 Q2-20 Q3-20 Incentive Eligible AUM $72.1 $23.2 $9.3 $1.0 $105.6 Credit Private Equity Real Estate Strategic Initiatives 1. Incentive Generating AUM includes $6.6 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized Consider hurdle rate for ARCC Part II capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. fees in future periods. Discuss when 3. Includes only Ares SSG funds with fund closings subsequent to our acquisition. ~3%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020 10

Capital Deployment(1) Q3-20 Capital Deployment Breakdown: $4.4 billion • Total Gross Invested Capital during Q3-20 was $4.4 billion compared to $8.2 billion during Q3-19 ($ in billions) • Of the total amount, $3.9 billion was related to deployment by our $0.4 drawdown funds compared to $7.0 billion for the same period in $0.3 2019 • Of our drawdown funds, the most active investment strategies were $2.5 U.S. and European direct lending, special opportunities and $1.2 corporate private equity Credit Private Equity Real Estate Strategic Initiatives Q3-20 Capital Deployment by Type: $4.4 billion Capital Deployment in Drawdown Funds ($ in billions) ($ in billions) $7.0 $0.5 $0.5 (2) $4.7 $2.4 $0.2 $3.9 $0.4 $1.4 $0.3 $1.2 $3.9 $4.1 $3.1 $2.0 Q3-19 Q2-20 Q3-20 (2) Drawdown Funds Non-drawdown Funds Credit Private Equity Real Estate Strategic Initiatives 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital. 11

GAAP Statements of Operations

$ in thousands, except share data	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Revenues				
Management fees (includes ARCC Part I Fees of $41,643, $126,872 and $38,786, $116,336 for the three and nine months ended September 30, 2020 and 2019, respectively)	$292,434	$251,591	$823,150	$714,096
Carried interest allocation	168,978	186,803	241,380	503,808
Incentive fees	7,194	1,712	4,276	28,747
Principal investment income	11,408	11,389	8,330	45,992
Administrative, transaction and other fees	9,852	14,995	28,897	35,866
Total revenues	**$489,866**	**$466,490**	**$1,106,033**	**$1,328,509**
Expenses				
Compensation and benefits	194,267	166,216	559,482	485,232
Performance related compensation	122,356	139,216	191,565	388,424
General, administrative and other expenses	69,938	79,385	190,353	195,988
Expenses of Consolidated Funds	6,019	10,884	16,706	30,865
Total expenses	**$392,580**	**$395,701**	**$958,106**	**$1,100,509**
Other income (expense)				
Net realized and unrealized gains (losses) on investments	(2,607)	1,522	(10,351)	5,519
Interest and dividend income	1,344	2,030	5,112	5,526
Interest expense	(6,815)	(4,691)	(18,203)	(16,073)
Other income (expense), net	2,203	(1,870)	9,848	(1,570)
Net realized and unrealized gains (losses) on investments of Consolidated Funds	17,971	(992)	(153,268)	3,256
Interest and other income of Consolidated Funds	116,581	107,922	346,120	303,312
Interest expense of Consolidated Funds	(66,322)	(71,134)	(222,860)	(204,051)
Total other income (expense)	**$62,355**	**$32,787**	**$(43,602)**	**$95,919**
Income before taxes	159,641	103,576	104,325	323,919
Income tax expense	18,314	11,701	22,119	35,590
Net income	**$141,327**	**$91,875**	**$82,206**	**$288,329**
Less: Net loss attributable to redeemable interest in Ares Operating Group entities	(1,007)	—	(1,007)	—
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	42,627	15,908	(38,593)	41,878
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	52,162	42,636	48,926	136,032
Net income attributable to Ares Management Corporation	**$47,545**	**$33,331**	**$72,880**	**$110,419**
Less: Series A Preferred Stock dividends paid	5,425	5,425	16,275	16,275
Net income attributable to Ares Management Corporation Class A common stockholders	**$42,120**	**$27,906**	**$56,605**	**$94,144**
Net income per share of Class A common stock:				
Basic	$0.27	$0.24	$0.37	$0.84
Diluted	$0.27	$0.23	$0.37	$0.81
Weighted-average shares of Class A common stock:				
Basic	143,466,209	108,481,929	131,866,471	105,546,219
Diluted	158,122,563	121,890,022	131,866,471	116,418,136

ARES

12

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended September 30,			Nine months ended September 30,		
	2020	2019	% Change	2020	2019	% Change
Management fees[1]	$300,131	$259,978	15%	$851,581	$739,269	15%
Other fees	4,911	5,343	(8)	12,921	13,029	(1)
Compensation and benefits expenses[2]	(154,400)	(135,580)	(14)	(442,325)	(391,247)	(13)
General, administrative and other expenses[3]	(43,811)	(43,067)	(2)	(125,285)	(126,083)	1
Fee Related Earnings	**$106,831**	**$86,674**	**23%**	**$296,892**	**$234,968**	**26%**
Realized net performance income	25,727	5,272	NM	67,085	35,393	90
Realized net investment income	13,850	6,461	114	31,824	26,989	18
Realized Income	**$146,408**	**$98,407**	**49%**	**$395,801**	**$297,350**	**33%**
After-tax Realized Income, net of Series A Preferred Stock dividends[4]	**$134,077**	**$86,603**	**55%**	**$358,113**	**$256,582**	**40%**
After-tax Realized Income per share of Class A common stock, net of Series A Preferred Stock dividends[5]	**$0.48**	**$0.34**	**41%**	**$1.32**	**$1.01**	**31%**

Other Data						
Total Fee Revenue[6]	**$330,769**	**$270,593**	**22%**	**$931,587**	**$787,691**	**18%**
Effective management fee rate[7]	**1.07%**	**1.09%**	**(2)%**	**1.07%**	**1.09%**	**(2)%**

1. Includes ARCC Part I Fees of $41.6 million and $38.8 million for Q3-20 and Q3-19, respectively, and $126.9 million and $116.3 million for YTD 2020 and YTD 2019 respectively.
2. Includes compensation and benefits expenses attributable to the Operations Management Group of $41.6 million and $34.1 million for Q3-20 and Q3-19, respectively, and $114.9 million and $100.7 million for the YTD 2020 and YTD 2019 respectively, which are not allocated to an operating segment.
3. Includes G&A expenses attributable to Operations Management Group of $19.5 million and $21.4 million for Q3-20 and Q3-19, respectively, and $56.9 million and $61.9 million for YTD 2020 and YTD 2019 respectively, which are not allocated to an operating segment.
4. For the quarter and YTD periods ended Q3-20 and Q3-19, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $5.3 million, $12.6 million, and $1.3 million, $7.0 million, respectively and (ii) FRE of $1.6 million, $8.8 million, and $5.0 million, $17.4 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $2.2 million, $5.8 million, and $1.5 million, $4.7 million, respectively, and (b) corporate level tax expense (benefit) of $(0.6) million, $3.0 million, and $3.5 million, $12.7 million, respectively.
5. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 37 for additional details.
6. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income.
7. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

13

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Realized Income and Fee Related Earnings:				
Income before taxes	**$159,641**	**$103,576**	**$104,325**	**$323,919**
Adjustments:				
Depreciation and amortization expense	14,336	24,564	26,197	35,609
Equity compensation expense(1)	30,336	22,393	91,576	73,974
Acquisition and merger-related expense	3,490	4,777	9,815	10,757
Deferred placement fees	2,942	4,366	18,677	17,319
Other (income) expense, net(2)	9,518	(461)	9,518	(460)
Net (income) expense of non-controlling interests in consolidated subsidiaries	(1,066)	799	15,681	2,608
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(42,744)	(16,054)	38,446	(41,178)
Unconsolidated performance (income) loss - unrealized	(52,488)	(181,174)	77,866	(426,411)
Unconsolidated performance related compensation - unrealized	24,818	137,174	(61,010)	311,936
Unconsolidated performance (income) loss - unrealized	(2,375)	(1,553)	64,710	(10,723)
Realized Income	**$146,408**	**$98,407**	**$395,801**	**$297,350**
Unconsolidated performance income-realized	(123,265)	(7,314)	(319,660)	(111,881)
Unconsolidated performance related compensation - realized	97,538	2,042	252,575	76,488
Unconsolidated investment income-realized	(13,850)	(6,461)	(31,824)	(26,989)
Fee Related Earnings	**$106,831**	**$86,674**	**$296,892**	**$234,968**

Note: This table is a reconciliation of income before provision for income taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. For the quarter and YTD periods ended Q3-20 and Q3-19, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $8.0 million, $25.0 million and $7.5 million, $29.9 million, respectively; (ii) annual bonus awards of $9.1 million, $29.9 million and $6.3 million, $20.9 million, respectively; and (iii) discretionary awards of $13.2 million, $36.7 million and $8.6 million, $23.2 million, respectively.
2. The three and nine months ended September 30, 2020 includes a $9.5 million non-cash unrealized guarantee expense.

14

ARES

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Performance income and net investment income reconciliation:				
Carried interest allocation	$168,978	$186,803	$241,380	$503,808
Incentive fees	7,194	1,712	4,276	28,747
Carried interest allocation and incentive fees	**$176,172**	**$188,515**	**$245,656**	**$532,555**
Performance income (loss) - realized earned from Consolidated Funds	—	—	(70)	5,184
Performance income (loss) reclass[1]	(291)	(27)	(3,664)	553
Unconsolidated performance (income) loss - unrealized	(52,488)	(181,174)	77,866	(426,411)
Performance income - realized of non-controlling interests in consolidated subsidiaries	(128)	—	(128)	—
Performance income - realized	**$123,265**	**$7,314**	**$319,660**	**$111,881**
Total consolidated other income (loss)	**$62,355**	**$32,787**	**$(43,602)**	**$95,919**
Net investment (income) loss from Consolidated Funds	(71,602)	(38,194)	9,241	(102,499)
Performance (income) loss reclass[1]	291	27	3,664	(553)
Principal investment income (loss)	18,080	13,865	(24,951)	45,336
Other expense (income), net[2]	9,534	(461)	9,903	(460)
Other expense (income) of non-controlling interests in consolidated subsidiaries	(2,433)	(10)	12,859	(31)
Investment loss (income) - unrealized	1,479	(4,515)	76,457	(13,415)
Interest and other investment loss (income) - unrealized	(3,854)	2,962	(11,747)	2,692
Total realized net investment income	**$13,850**	**$6,461**	**$31,824**	**$26,989**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations.
2. The three and nine months ended September 30, 2020 includes a $9.5 million non-cash unrealized guarantee expense.

15

ARES

Credit Group[1]

- Management and other fees increased by 16% for Q3-20 compared to Q3-19, primarily driven by deployment in funds in the U.S. and European direct lending strategies and an increase in ARCC Part I Fees
- Fee Related Earnings increased by 21% for Q3-20 compared to Q3-19, primarily driven by higher management fees
- Realized Income increased by 17% for Q3-20 compared to Q3-19, primarily driven by increases in Fee Related Earnings

Financial Summary and Highlights[1]

$ in thousands	Q3-20	Q3-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees[2]	$213,269	$183,621	16%	$618,653	$525,939	18%
Fee Related Earnings	**$125,107**	**$103,062**	**21%**	**$354,964**	**$293,181**	**21%**
Realized net performance income	2,938	407	NM	3,943	16,064	(75)
Realized net investment income (loss)	(378)	5,517	NM	5,932	9,794	(39)
Realized Income	**$127,667**	**$108,986**	**17%**	**$364,839**	**$319,039**	**14%**
AUM ($ in billions)	**$131.2**	**$106.3**	**23%**			
FPAUM ($ in billions)	**$81.3**	**$69.0**	**18%**			

21%
Q3-20 increase in Fee Related Earnings

18%
Q3-20 increase in FPAUM

European Direct Lending: 2.7%[3]
High Yield: 4.5%[4]
Syndicated Loans: 4.0%[4]
Q3-20 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~290 investment professionals, ~1,900 portfolio companies and ~190 active funds as of September 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Includes ARCC Part I Fees of $41.6 million and $38.8 million for Q3-20 and Q3-19, respectively, and $126.9 million and $116.3 million for YTD 2020 and YTD 2019, respectively. The $10 million quarterly ARCC-ACAS transaction fee waiver was effective through Q3-19. Fees have increased in subsequent periods due to the expiration of the fee waiver.
3. The net return for European direct lending was 2.1% for Q3-20. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II and ACE III U.S. dollar denominated feeder funds were 3.0% and 2.2% for Q3-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.
4. Net performance returns for Q3-20 were 3.9% for U.S. syndicated loan funds and 4.4% for U.S. high yield funds. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

ARES

Private Equity Group[1]

- Management and other fees were flat for Q3-20 compared to Q3-19, primarily due to additional commitments and deployment in ASOF and offset by $1.5 million in one-time catch up fees from AEOF in Q3-19
- Fee Related Earnings decreased by 8% for Q3-20 compared to Q3-19, primarily driven by higher compensation and benefits
- Realized Income increased by 127% for Q3-20 compared to Q3-19, primarily driven by increased monetization activity from the sale of ACOF III's remaining position in Floor & Decor and from the partial sale of ACOF IV's position in AZEK Company

Financial Summary and Highlights[1]

$ in thousands	Q3-20	Q3-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees	$54,655	$54,684	0%	$160,348	$158,242	1%
Fee Related Earnings	**$27,429**	**$29,926**	**(8)%**	**$81,319**	**$82,028**	**(1)%**
Realized net performance income	22,713	—	NM	53,520	12,499	NM
Realized net investment income (loss)	15,200	(1,146)	NM	32,124	9,821	227
Realized Income	**$65,342**	**$28,780**	**127%**	**$166,963**	**$104,348**	**60%**
AUM ($ in billions)	**$26.7**	**$25.5**	**5%**			
FPAUM ($ in billions)	**$17.7**	**$16.9**	**5%**			

127%
Q3-20 increase in Realized Income

5%
Q3-20 increase in FPAUM

6.2%
Q3-20 Gross return in Corporate Private Equity portfolio[2]

Note: Past performance is not indicative of future results. The Private Equity Group had ~110 investment professionals, ~40 portfolio companies, ~50 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of September 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, if applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net asset-level return for corporate private equity portfolio was 5.2% for Q3-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

17

ARES

Real Estate Group(1)

- Management and other fees decreased by 12% for Q3-20 compared to Q3-19, primarily a result of $7.0 million in one-time catch up fees from EF V in Q3-19, offset by additional management fees generated with the launch of our third U.S. opportunistic real estate equity fund
- Fee Related Earnings decreased by 15% for Q3-20 compared to Q3-19, primarily driven by lower management fees
- Realized Income decreased by 50% for Q3-20 compared to Q3-19, primarily driven by higher monetization activity in Q3-19

Financial Summary and Highlights(1)

$ in thousands	Q3-20	Q3-19	% Change	YTD 2020	YTD 2019	% Change
Management and other fees	$23,792	$27,016	(12)%	$72,175	$68,117	6%
Fee Related Earnings	**$7,794**	**$9,152**	**(15)%**	**$24,831**	**$22,386**	**11%**
Realized net performance income	76	4,865	(98)	9,622	6,830	41
Realized net investment income	405	2,636	(85)	2,049	8,717	(76)
Realized Income	**$8,275**	**$16,653**	**(50)%**	**$36,502**	**$37,933**	**(4)%**
AUM ($ in billions)	**$14.4**	**$12.5**	**15%**			
FPAUM ($ in billions)	**$9.4**	**$7.4**	**27%**			

11%
Q3-20 increase in YTD Fee Related Earnings

27%
Q3-20 increase in FPAUM

U.S. Equity: 6.4%
European Equity: 1.7%
Q3-20 Gross Returns(2)

Note: Past performance is not indicative of future results. The Real Estate Group had ~80 investment professionals, ~200 properties and ~40 active funds and related co-investment vehicles as of September 30, 2020.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slides 23-24 for complete financial results.
2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII, and US IX. The net return for the U.S. real estate composite was 5.2% for Q3-20. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net return for the European real estate composite was 0.2% for Q3-20. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for the European Real Estate Composite were 2.0% and 0.2% for Q3-20. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

18

ARES

Realized Income per Share Data

$ in thousands, except share data	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
After-tax Realized Income, net of Series A Preferred Stock dividends				
Realized Income before taxes	$146,408	$98,407	$395,801	$297,350
Entity level foreign, state and local taxes	(2,213)	(1,503)	(5,805)	(4,716)
Series A Preferred Stock dividends[1]	(5,425)	(5,425)	(16,275)	(16,275)
Realized Income, net of Series A Preferred Stock dividends	**$138,770**	**$91,479**	**$373,721**	**$276,359**
Income taxes[2]	(4,693)	(4,876)	(15,608)	(19,777)
After-tax Realized Income, net of Series A Preferred Stock dividends	**$134,077**	**$86,603**	**$358,113**	**$256,582**
After-tax Realized Income per share[3]	**$0.49**	**$0.36**	**$1.37**	**$1.10**
After-tax Realized Income per share of Class A common stock				
Realized Income, net of Series A Preferred Stock dividends	$138,770	$91,479	$373,721	$276,359
x Average ownership % of Ares Operating Group	55.57%	48.17%	53.29%	47.44%
Realized Income attributable to Class A common stockholders	**$77,114**	**$44,069**	**$199,166**	**$131,095**
Income taxes[2]	(4,693)	(4,876)	(15,608)	(19,777)
After-tax Realized Income attributable to Class A common stockholders	**$72,421**	**$39,193**	**$183,557**	**$111,318**
After-tax Realized Income per share of Class A common stock[4]	**$0.48**	**$0.34**	**$1.32**	**$1.01**

1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of September 30, 2020.
2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for the quarter and YTD periods ended Q3-20 and Q3-19 of $11.2 million, $0.5 million and $5.2 million, $11.8 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.0% statutory tax rate. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For the quarter and YTD periods ended Q3-20 and Q3-19, these differences created tax benefits that totaled $24.6 million, $59.6 million and $11.8 million, $24.6 million respectively, and reduced our tax rate on FRE from 24.0% to 1.1%, 3.9% and 10.2%, 13.4%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI.
3. Weighted average shares used for RI for Q3-20 and Q3-19 were 272,848,736 and 238,597,871, respectively includes the sum of shares of Class A common stock, Ares Operating Group Units that are exchangeable for shares of Class A common stock on a one-for-one basis and the dilutive effects of Ares' equity-based awards. Please refer to slide 37 in this presentation for further information.
4. Calculation of after-tax Realized Income per share of Class A common stock uses the total average shares of Class A common stock outstanding and the proportional dilutive effects of Ares' equity-based awards. See slide 37 for additional details.

19

ARES

Balance Sheet • Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income • As of September 30, 2020, our balance sheet included $868.8 million in cash and cash equivalents and $642.7 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility • As of September 30, 2020, the fair value of our corporate investment portfolio was $538.3 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $655.1 million(1) • As of September 30, 2020, gross accrued performance income reported on a GAAP and unconsolidated basis was $1,064.1 million • As of September 30, 2020, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $322.5 million Net Accrued Performance Income by Group Q4 2019: $347.0 million(2) Q3 2020: $322.5 million 23% 22% 36% 42% 36% 41% Credit Private Equity Real Estate 1. Unconsolidated investments includes $116.8 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests represent the $27.7 million of CLO investments that are attributable to the Class B Membership Interests and $14.2 million of investments in Strategic Initiatives. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,063.6 million. 2. As of December 31, 2019, unconsolidated net performance income receivable was $348.2 million. Unconsolidated net performance income receivable included $1.2 million of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP. 20

Corporate Data

Board of Directors

Michael Arougheti
Co-Founder, Chief Executive Officer and President of Ares

Antoinette Bush
Executive Vice President and Global Head of Government Affairs of News Corp

Kipp deVeer
Head of Credit Group

Paul G. Joubert
Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners

David Kaplan
Co-Founder and Co-Chairman of Private Equity Group

Michael Lynton
Chairman of Snap Inc.

Dr. Judy D. Olian
President of Quinnipiac University

Antony P. Ressler
Co-Founder and Executive Chairman of Ares

Bennett Rosenthal
Co-Founder and Co-Chairman of Private Equity Group

Executive Officers

Michael Arougheti
Co-Founder, Chief Executive Officer and President

Ryan Berry
Chief Marketing and Strategy Officer

Kipp deVeer
Head of Credit Group

David Kaplan
Co-Founder and Co-Chairman of Private Equity Group

Michael McFerran
Chief Operating Officer and Chief Financial Officer

Antony P. Ressler
Co-Founder and Executive Chairman

Bennett Rosenthal
Co-Founder and Co-Chairman of Private Equity Group

Naseem Sagati Aghili
General Counsel and Secretary

Corporate Headquarters

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Tel: (310) 201-4100
Fax: (310) 201-4170

Corporate Counsel

Kirkland & Ellis LLP
Los Angeles, CA

Independent Registered Public Accounting Firm

Ernst & Young LLP
Los Angeles, CA

Research Coverage

Bank of America Merrill Lynch
Michael Carrier
(646) 855-5004

Bank of Montreal
James Fotheringham
(212) 885-4180

Barclays
Jeremy Campbell
(212) 526-9750

Credit Suisse
Craig Siegenthaler
(212) 325-3104

Goldman Sachs
Alexander Blostein
(212) 357-9976

Jefferies
Gerald O'Hara
(415) 229-1510

JP Morgan
Kenneth Worthington
(212) 622-6613

Keefe, Bruyette & Woods
Robert Lee
(212) 887-7732

Morgan Stanley
Michael Cyprys
(212) 761-7619

Oppenheimer
Chris Kotowski
(212) 667-6699

RBC Capital Markets
Kenneth Lee
(212) 905-5995

UBS Investment Bank
Adam Beatty
(212) 713-2481

Wells Fargo Securities
Christopher Harris
(212) 214-5009

Investor Relations Contacts

Carl Drake
Partner/Head of Ares Management, LLC Public Investor Relations and Communications
Tel: (678) 538-1981
cdrake@aresmgmt.com

Veronica Mayer
Principal
Tel: (212) 808-1150
vmendiola@aresmgmt.com

Cameron Rudd
Vice President
Tel: (678) 538-1986
crudd@aresmgmt.com

General IR Contact
Tel (U.S.):
(800) 340-6597
Tel (International):
(212) 808-1101
IRARES@aresmgmt.com

Please visit our website at:
www.aresmgmt.com

Transfer Agent

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11210
Tel: (877) 681-8121
Fax: (718) 236-2641
info@amstock.com
www.amstock.com

Securities Listing

NYSE: ARES
NYSE: ARES.PRA

21

ARES

Appendix

Financial Details – Segments

Three Months Ended September 30, 2020

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $41,643)	$208,371	$54,653	$23,787	$13,320	$—	$300,131
Other fees	4,898	2	5	6	—	4,911
Compensation and benefits	(74,373)	(21,224)	(13,011)	(4,241)	(41,551)	(154,400)
General, administrative and other expenses	(13,789)	(6,002)	(2,987)	(1,514)	(19,519)	(43,811)
Fee related earnings	**$125,107**	**$27,429**	**$7,794**	**$7,571**	**$(61,070)**	**$106,831**
Performance income—realized	7,069	115,997	199	—	—	123,265
Performance related compensation—realized	(4,131)	(93,284)	(123)	—	—	(97,538)
Realized net performance income	**$2,938**	**$22,713**	**$76**	**$—**	**$—**	**$25,727**
Investment income—realized	—	16,351	486	—	—	16,837
Interest and other investment income (expense) —realized	1,962	1,065	1,308	(4)	(503)	3,828
Interest expense	(2,340)	(2,216)	(1,389)	(729)	(141)	(6,815)
Realized net investment income (loss)	**$(378)**	**$15,200**	**$405**	**$(733)**	**$(644)**	**$13,850**
Realized income	**$127,667**	**$65,342**	**$8,275**	**$6,838**	**$(61,714)**	**$146,408**

Three Months Ended September 30, 2019

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $38,786)	$178,447	$54,543	$26,988	$—	$—	$259,978
Other fees	5,174	141	28	—	—	5,343
Compensation and benefits	(67,770)	(19,226)	(14,523)	—	(34,061)	(135,580)
General, administrative and other expenses	(12,789)	(5,532)	(3,341)	—	(21,405)	(43,067)
Fee related earnings	**$103,062**	**$29,926**	**$9,152**	**$—**	**$(55,466)**	**$86,674**
Performance income—realized	1,037	—	6,277	—	—	7,314
Performance related compensation—realized	(630)	—	(1,412)	—	—	(2,042)
Realized net performance income	**$407**	**$—**	**$4,865**	**$—**	**$—**	**$5,272**
Investment income—realized	114	47	2,015	—	—	2,176
Interest and other investment income (expense) —realized	6,964	435	1,588	—	(11)	8,976
Interest expense	(1,561)	(1,628)	(967)	—	(535)	(4,691)
Realized net investment income (loss)	**$5,517**	**$(1,146)**	**$2,636**	**$—**	**$(546)**	**$6,461**
Realized income	**$108,986**	**$28,780**	**$16,653**	**$—**	**$(56,012)**	**$98,407**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

23

ARES

Financial Details – Segments

Nine Months Ended September 30, 2020

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $126,872)	$606,596	$160,206	$71,459	$13,320	$—	$851,581
Other fees	12,057	142	716	6	—	12,921
Compensation and benefits	(222,063)	(62,946)	(38,159)	(4,241)	(114,916)	(442,325)
General, administrative and other expenses	(41,626)	(16,083)	(9,185)	(1,514)	(56,877)	(125,285)
Fee related earnings	**$354,964**	**$81,319**	**$24,831**	**$7,571**	**$(171,793)**	**$296,892**
Performance income—realized	16,085	276,469	27,106	—	—	319,660
Performance related compensation—realized	(12,142)	(222,949)	(17,484)	—	—	(252,575)
Realized net performance income	**$3,943**	**$53,520**	**$9,622**	**$—**	**$—**	**$67,085**
Investment income (loss)—realized	(843)	35,866	2,740	—	(5,698)	32,065
Interest and other investment income (expense) —realized	13,166	2,364	3,024	(4)	(588)	17,962
Interest expense	(6,391)	(6,106)	(3,715)	(729)	(1,262)	(18,203)
Realized net investment income (loss)	**$5,932**	**$32,124**	**$2,049**	**$(733)**	**$(7,548)**	**$31,824**
Realized income	**$364,839**	**$166,963**	**$36,502**	**$6,838**	**$(179,341)**	**$395,801**

Nine Months Ended September 30, 2019

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Strategic Initiatives	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $116,336)	$513,760	$158,101	$67,408	$—	$—	$739,269
Other fees	12,179	141	709	—	—	13,029
Compensation and benefits	(193,083)	(61,713)	(35,735)	—	(100,716)	(391,247)
General, administrative and other expenses	(39,675)	(14,501)	(9,996)	—	(61,911)	(126,083)
Fee related earnings	**$293,181**	**$82,028**	**$22,386**	**$—**	**$(162,627)**	**$234,968**
Performance income—realized	38,921	62,492	10,468	—	—	111,881
Performance related compensation—realized	(22,857)	(49,993)	(3,638)	—	—	(76,488)
Realized net performance income	**$16,064**	**$12,499**	**$6,830**	**$—**	**$—**	**$35,393**
Investment income—realized	662	12,013	7,041	—	—	19,716
Interest and other investment income (expense) —realized	14,500	4,047	4,812	—	(13)	23,346
Interest expense	(5,368)	(6,239)	(3,136)	—	(1,330)	(16,073)
Realized net investment income (loss)	**$9,794**	**$9,821**	**$8,717**	**$—**	**$(1,343)**	**$26,989**
Realized income	**$319,039**	**$104,348**	**$37,933**	**$—**	**$(163,970)**	**$297,350**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

24

ARES

AUM Rollforward

Q3-20 Total AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q2-20 Ending Balance	$117,413	$26,602	$14,395	$—	$158,410
Acquisitions	—	—	—	6,871	6,871
Net new par/equity commitments	10,111	475	26	190	10,802
Net new debt commitments	1,701	—	23	—	1,724
Capital reductions	(206)	(18)	(186)	—	(410)
Distributions	(568)	(1,066)	(161)	(122)	(1,917)
Redemptions	(301)	(5)	—	—	(306)
Change in fund value	3,078	702	282	1	4,063
Q3-20 Ending Balance	$131,228	$26,690	$14,379	$6,940	$179,237
QoQ change	$13,815	$88	$(16)	$6,940	$20,827

LTM Total AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q3-19 Ending Balance	$106,302	$25,515	$12,481	$—	$144,298
Acquisitions	2,693	—	—	6,871	9,564
Net new par/equity commitments	15,338	7,450	2,783	190	25,761
Net new debt commitments	8,378	—	336	—	8,714
Capital reductions	(908)	(135)	(222)	—	(1,265)
Distributions	(2,461)	(5,823)	(1,358)	(122)	(9,764)
Redemptions	(1,847)	(7)	—	—	(1,854)
Change in fund value	3,733	(310)	359	1	3,783
Q3-20 Ending Balance	$131,228	$26,690	$14,379	$6,940	$179,237
YoY change	$24,926	$1,175	$1,898	$6,940	$34,939

Credit	• AUM increased by 23.4% from Q3-19, primarily driven by new commitments to U.S. and European direct lending, including a first closing for our fifth flagship European direct lending fund, to syndicated loans, including the acquisition of Crestline Denali in Q1-20, and to alternative credit strategies
Private Equity	• AUM increased by 4.6% from Q3-19, driven primarily by new commitments in the corporate private equity and special opportunities strategies
Real Estate	• AUM increased by 15.2% from Q3-19, driven by new commitments across funds in the debt, European equity and U.S. equity strategies
Strategic Initiatives	• AUM increased during Q3-20 from the acquisition of SSG

25

ARES

FPAUM Rollforward

Q3-20 Total FPAUM Rollforward					
$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q2-20 Ending Balance	$78,744	$17,473	$9,331	$—	$105,548
Acquisitions	—	—	—	4,183	4,183
Commitments	323	210	43	—	576
Subscriptions/deployment/increase in leverage	2,152	310	76	278	2,816
Capital reductions	(547)	—	(2)	(22)	(571)
Distributions	(686)	(219)	(85)	(174)	(1,164)
Redemptions	(281)	—	—	—	(281)
Change in fund value	1,600	(33)	156	—	1,723
Change in fee basis	—	(22)	(86)	24	(84)
Q3-20 Ending Balance	$81,305	$17,719	$9,433	$4,289	$112,746
QoQ change	$2,561	$246	$102	$4,289	$7,198

LTM Total FPAUM Rollforward					
$ in millions	Credit	Private Equity	Real Estate	Strategic Initiatives	Total
Q3-19 Ending Balance	$68,981	$16,920	$7,416	$—	$93,317
Acquisitions	2,596	—	—	4,183	6,779
Commitments	3,740	330	1,831	—	5,901
Subscriptions/deployment/increase in leverage	11,969	2,676	1,040	278	15,963
Capital reductions	(1,792)	(194)	(126)	(22)	(2,134)
Distributions	(3,357)	(1,703)	(541)	(174)	(5,775)
Redemptions	(1,860)	(2)	—	—	(1,862)
Change in fund value	1,307	(36)	243	—	1,514
Change in fee basis	(279)	(272)	(430)	24	(957)
Q3-20 Ending Balance	$81,305	$17,719	$9,433	$4,289	$112,746
YoY change	$12,324	$799	$2,017	$4,289	$19,429

Credit	• FPAUM increased by 17.9% from Q3-19, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital, new commitments and the acquisition of Crestline Denali in Q1-20 to the syndicated loans strategy
Private Equity	• FPAUM increased by 4.7% from Q3-19, driven primarily by deployment across funds in the special opportunities strategy
Real Estate	• FPAUM increased by 27.2% from Q3-19, driven by new commitments to the U.S. and European equity strategy and deployment in debt funds
Strategic Initiatives	• FPAUM increased during Q3-20 from the acquisition of SSG

26

ARES

AUM and FPAUM by Strategy

$ in billions	AUM	% AUM	FPAUM	% FPAUM
	As of September 30, 2020			
Credit				
Syndicated Loans	$26.2	20%	$25.0	31%
High Yield	2.6	2	2.6	3
Multi-Asset Credit	2.9	2	2.4	3
Alternative Credit	10.1	8	5.4	7
U.S. Direct Lending[1]	52.8	40	30.5	37
European Direct Lending	36.6	28	15.4	19
Credit	**$131.2**	**100%**	**$81.3**	**100%**
Private Equity				
Corporate Private Equity				
ACOF V	$7.2	27%	$7.6	43%
ACOF IV	4.4	16	2.0	11
Sixth Flagship Corporate Private Equity Fund	3.7	14	—	—
Other Corporate Private Equity	1.9	8	0.9	5
Infrastructure and Power				
EIF I-IV and Co-investment Vehicles	2.5	9	2.8	16
EIF V	0.9	3	0.7	4
Energy Opportunities				
AEOF	0.7	3	1.0	6
Special Opportunities				
ASOF	3.8	14	1.6	9
Other Special Opportunities	1.6	6	1.1	6
Private Equity	**$26.7**	**100%**	**$17.7**	**100%**
Real Estate				
U.S. Equity	$4.2	29%	$3.5	37%
European Equity	4.7	33	4.0	43
Debt	5.5	38	1.9	20
Real Estate	**$14.4**	**100%**	**$9.4**	**100%**
Strategic Initiatives				
Asian Special Situations	$5.1	74%	$3.6	84%
Asian Secured Lending	1.8	26	0.7	16
Strategic Initiatives	**$6.9**	**100%**	**$4.3**	**100%**
Total	**$179.2**		**$112.7**	

1. AUM includes ARCC, IHAM, and Senior Direct Lending Program ("SDLP") AUM of $18.9 billion, $5.3 billion, and $3.2 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 funds and serves as the sub-manager or sub-adviser for 2 other funds as of September 30, 2020. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners.

27

ARES

Balance Sheet Investments by Strategy[1]

$ in millions	September 30, 2020	December 31, 2019
Credit		
Syndicated Loans[2]	$94.0	$104.7
Multi-Asset Credit	33.7	29.5
Alternative Credit	22.5	21.0
U.S. Direct Lending	57.9	61.3
European Direct Lending	34.3	32.8
Credit	**$242.4**	**$249.3**
Private Equity		
ACOF IV	$31.3	$40.5
ACOF Asia	27.4	56.9
AEVF	25.7	29.2
Other Corporate Private Equity	6.4	25.0
AEOF	6.3	9.7
Infrastructure and Power	36.8	43.8
Special Opportunities	47.8	60.5
Private Equity	**$181.7**	**$265.6**
Real Estate		
U.S. Equity	$82.1	$85.8
European Equity	10.1	15.5
Debt	53.7	42.9
Real Estate	**$145.9**	**$144.2**
Strategic Initiatives		
Ares SSG[3]	$57.0	$—
Other Strategic Initiatives	25.5	16.3
Strategic Initiatives	**$82.5**	**$16.3**
Operations Management Group	**$2.6**	**$35.2**
Total	**$655.1**	**$710.6**

1. As of September 30, 2020, the fair value of our corporate investment portfolio was $538.3 million in accordance with GAAP. Difference between GAAP and unconsolidated investments represents $116.8 million of investments in Consolidated Funds that are eliminated upon consolidation, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests represent the $27.7 million of CLO investments that are attributable to the Class B Membership Interests and $14.2 million of investments in Strategic Initiatives. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $1,063.6 million.
2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs.
3. Represents Ares' proportional interest in legacy investments acquired in connection with the acquisition of SSG.

28

ARES

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds in the Credit Group that are not drawdown funds:

As of September 30, 2020									
			Returns (1)						
			Current Quarter		Year -to-Date		Since Inception (2)		
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
ARCC(3)	2004	$18,892	N/A	6.5	N/A	2.4	N/A	11.4	U.S. Direct Lending
ASIF(4)	2018	1,066	2.3	2.1	0.3	(0.1)	2.0	1.3	Alternative Credit

The following table presents the performance data for our significant drawdown funds:

As of September 30, 2020													
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value(5)	Unrealized Value(6)	Total Value	Gross(7)	Net(8)	Gross(9)	Net(10)	Primary Investment Strategy
Credit												
Funds Harvesting Investments												
CSF III	2010	$1,598	$1,135	$1,297	$867	$1,031	$1,898	1.5x	1.5x	8.9	7.6	European & U.S. Direct Lending
ACE III(11)	2015	5,097	2,822	2,562	682	2,587	3,269	1.4x	1.3x	11.5	8.1	European Direct Lending
Funds Deploying Capital												
PCS	2017	3,758	3,365	2,381	303	2,476	2,779	1.2x	1.1x	11.6	8.0	U.S Direct Lending
ACE IV Unlevered(12)	2018	10,541	2,851	1,962	104	2,006	2,110	1.1x	1.1x	8.7	6.0	European Direct Lending
ACE IV Levered(12)			4,819	3,279	241	3,433	3,674	1.2x	1.1x	13.1	9.3	
SDL Unlevered	2018	5,029	922	471	862	408	1,270	1.1x	1.0x	8.3	5.7	U.S Direct Lending
SDL Levered			2,045	1,045	258	878	1,136	1.1x	1.1x	15.5	10.3	

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slide 31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

29

ARES

Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of September 30, 2020													
								MOIC		IRR(%)			
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value(1)	Unrealized Value(2)	Total Value	Gross(3)	Net(4)	Gross(5)	Net(6)	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
USPF IV	2010	$1,272	$1,688	$2,121	$1,394	$1,255	$2,649	1.2x	1.1x	6.0	2.3	Infrastructure and Power
ACOF IV	2012	4,387	4,700	4,251	5,304	3,714	9,018	2.1x	1.8x	20.1	13.8	Corporate Private Equity
SSF IV	2015	1,484	1,515	3,489	2,221	1,326	3,547	1.0x	1.0x	1.2	(0.5)	Special Opportunities
Funds Deploying Capital												
ACOF V	2017	7,242	7,850	6,589	537	6,016	6,553	1.0x	0.9x	(0.3)	(4.3)	Corporate Private Equity
AEOF	2018	672	1,120	936	16	534	550	0.6x	0.5x	N/A	N/A	Energy Opportunities
ASOF	2019	3,836	3,518	2,049	568	1,839	2,407	1.2x	1.2x	43.4	38.8	Special Opportunities
Real Estate												
Funds Deploying Capital												
EF V(7)	2018	$1,996	$1,968	$714	$49	$712	$761	1.1x	0.9x	6.4	(7.1)	European Real Estate Equity
Third U.S. opportunistic real estate equity fund	2019	1,174	1,189	44	—	40	40	0.9x	0.7x	N/A	N/A	U.S. Real Estate Equity
Strategic Initiatives												
Funds Deploying Capital												
SSG Fund IV	2016	$1,310	$1,181	$1,213	$649	$690	$1,339	1.2x	1.1x	13.9	8.0	Asian Special Situations
SSG Fund V	2018	1,890	1,878	327	162	176	338	1.2x	1.0x	N/A	N/A	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2020 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for two consecutive reporting periods, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 32-33 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

30

ARES

Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fee and other expenses from the gross returns on a monthly basis. ASIF is a master/feeder structure and the AUM and returns include activity from its investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. dollars and are for the master fund, excluding the share class hedges. The current quarter to-date, year-to-date and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 2.3% / 2.1%, (1.0)% / (1.4)%, 0.2% / (0.4)% respectively. 5. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee- paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.8% and 9.2%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered, and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE IV (G) Unlevered are 11.1% and 7.6%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE IV (G) Levered are 15.1% and 10.5%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 31

Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable. The gross MoIC for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, gross MoIC would be 2.0x for ACOF IV, 1.0x for ACOF V and 0.6x for AEOF. 4. The net MoIC for USPF IV and SSF IV is calculated at the fund-level. The net MoIC for the corporate private equity and energy opportunities funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For SSF IV, cash flows used in the gross IRR calculation are based on the actual dates of the cash flows. For all other funds, cash flows are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. The gross IRR for the corporate private equity funds is also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 20.0% for ACOF IV and 0.2% for ACOF V. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Net IRRs in the table for ASOF are presented on a non-annualized basis since the calculation period is less than one year. On an annualized basis, ASOF's net IRR is 52.1%. Real Estate 1. Realized value includes distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net IRRs for the U.S. dollar denominated parallel fund are 6.4% and (5.5)%, respectively. The gross and net MoIC for the U.S. dollar denominated parallel fund are 1.1x and 0.9x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 32

Significant Fund Performance Metrics Endnotes (cont’d) Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee- paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross IRR would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 33

Supplemental Performance Metrics

The following table presents the supplemental performance data for certain drawdown funds:

As of September 30, 2020												
Credit												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
ACE II[7]	2013	$640	$1,216	$970	$918	$276	$1,194	1.6x	1.4x	11.5	8.3	European Direct Lending
Private Equity												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
USPF III	2007	$276	$1,350	$1,808	$2,160	$271	$2,431	1.3x	1.2x	6.2	3.3	Infrastructure and Power
EIF V	2015	919	801	1,003	559	773	1,332	1.3x	1.3x	16.7	10.7	Infrastructure and Power
ACOF III	2008	502	3,510	3,915	10,280	220	10,500	2.7x	2.3x	28.8	20.4	Corporate Private Equity
Real Estate												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
US VIII	2013	$480	$824	$837	$879	$437	$1,316	1.6x	1.4x	17.9	13.3	U.S. Real Estate Equity
US IX	2017	1,040	1,040	836	87	865	952	1.1x	1.1x	9.5	6.9	U.S. Real Estate Equity
EF IV[7]	2014	791	1,302	1,199	1,280	645	1,925	1.6x	1.3x	16.8	11.4	European Real Estate Equity
EPEP II[8]	2015	455	747	673	509	405	914	1.4x	1.3x	18.3	15.4	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of September 30, 2020 unless otherwise noted. The above table includes fund performance metrics for certain supplemental funds that were significant funds in the prior years. Please see supplemental performance metric endnotes on slides 35-36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

34

ARES

Supplemental Performance Metrics Endnotes Credit 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee- paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.4% and 7.4%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter- end exchange rate. Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoIC for the corporate private equity funds is also calculated before giving effect to any bridge financings. 4. The net MoIC for USPF III and EIF V is calculated at the fund-level. The net MoIC for ACOF III is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The net MoIC would have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRR for the corporate private equity funds is also calculated before giving effect to any bridge financings. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 35

Supplemental Performance Metrics Endnotes (cont’d) Real Estate 1. Realized value includes distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. Net fund-level MoICs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally likely have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.5% and 12.0%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fourth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or Euro) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the Euro currency investors, which include foreign currency gains and losses, are 18.0% and 14.9%, respectively. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.4x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 36

Weighted Average Shares

	Q3-20		Q3-19	
	Total Shares	Common Shares, As Adjusted[3]	Total Shares	Common Shares, As Adjusted[3]
Weighted average shares of Class A common stock	143,466,209	143,466,209	108,481,929	108,481,929
Ares Operating Group Units exchangeable into shares of Class A common stock[1]	114,726,173	—	116,707,849	—
Dilutive effect of unvested restricted common units[2]	9,762,645	5,424,672	8,722,690	4,202,069
Dilutive effect of unexercised options[2]	4,893,709	2,719,219	4,685,403	2,257,146
Total Weighted Average Shares Used For Realized Income[4]	**272,848,736**	**151,610,100**	**238,597,871**	**114,941,144**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (55.57% and 48.17% as of September 30, 2020 and 2019, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

37

ARES

Additional Information AUM Mix by Investor Institutional Direct - 71%(2) Public Entity & Related l 600+ institutional investors(1) (2) l 200,000+ retail investors across our public funds 13% 28% Total Direct Institutional Investors: 1,000+ 16% Pension Bank/ Private Bank Insurance 1% 4% 11% 6% Sovereign Wealth Fund Investment Manager Other 10% 11% Public Entities and Institutional Endowment Related Intermediaries 1. Most recent data available as of October 16, 2020. 2. As of March 25, 2020 for ARCC, February 26, 2020 for ACRE and March 26, 2020 for ARDC. 38

RI and Other Measures –Financial Data(1) $ in thousands Year ended December 31, 2019 2018 Credit Group(2) $713,853 $564,899 Private Equity Group 211,614 198,182 Real Estate Group 87,063 73,663 Management fees $1,012,530 $836,744 Other fees 18,078 24,288 Compensation and benefits expenses (528,207) (456,255) General, administrative and other expense (178,742) (149,465) Fee Related Earnings $323,659 $255,312 Realized net performance income 112,136 105,610 Realized net investment income 67,691 34,474 Realized Income $503,486 $395,396 Other Data Total Fee Revenue(3) $1,142,744 $966,642 Management fees as % of total fees 89% 87% Fee Related Earnings as % of Realized Income 64% 65% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $164.4 million and $128.8 million for the years ended December 31, 2019 and 2018, respectively. 3. Total Fee Revenue is calculated as the total of management fees, other fees and realized net performance income. 39

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis $ in thousands Year ended December 31, 2019 2018 Realized Income and Fee Related Earnings: Income before taxes $425,180 $184,341 Adjustments: Depreciation and amortization expense(1) 40,602 25,087 Equity compensation expense 97,691 89,724 Acquisition and merger-related expense 16,266 2,936 Deferred placement fees 24,306 20,343 Other (income) expense, net(2) (460) 13,489 Expense of non-controlling interests in consolidated subsidiaries 2,951 3,343 Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (39,174) (20,643) Unconsolidated performance (income) loss - unrealized (303,142) 247,212 Unconsolidated performance related compensation - unrealized 206,799 (221,343) Unconsolidated net investment loss - unrealized 32,467 50,907 Realized Income $503,486 $395,396 Unconsolidated performance fee income - realized (402,518) (357,207) Unconsolidated performance related compensation - realized 290,382 251,597 Unconsolidated net investment income - realized (67,691) (34,474) Fee Related Earnings $323,659 $255,312 Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to RI and FRE on unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. 1. The year ended December 31, 2019 includes a $20.0 million non-cash impairment charge on certain intangible assets. 2. The year ended December 31, 2018 includes a $11.8 million payment to ARCC for rent and utilities for the years ended 2017, 2016, 2015 and 2014, and the first quarter of 2018 40

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) $ in thousands Year ended December 31, 2019 2018 Performance income and net investment income reconciliation: Carried interest allocation $621,872 $42,410 Incentive fees 69,197 63,380 Carried interest allocation and incentive fees $691,069 $105,790 Performance income - realized earned from Consolidated Funds 13,851 4,000 Performance income - reclass(1) 740 205 Unconsolidated performance (income) loss - unrealized (303,142) 247,212 Performance income - realized $402,518 $357,207 Total consolidated other income $122,539 $96,242 Net investment income from Consolidated Funds (130,396) (115) Performance income - reclass (1) (740) (205) Principal investment income 44,320 1,047 Other (income) expense, net (460) 1,653 Other income of non-controlling interests in consolidated subsidiaries (39) (19) Investment loss - unrealized 24,542 50,809 Interest and other investment loss - unrealized 7,925 98 Total realized net investment income $67,691 $149,510 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gains (losses) on investments in Ares' Consolidated Statements of Operations. 41

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”). Such fees from ARCC are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Ares Operating Group Entities refers to, collectively, Ares Holdings L.P., Ares Offshore Holdings L.P. and Ares Investments L.P. Entities Ares Operating Group Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Unit Assets Under Assets Under Management or “AUM” refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum Management of the net asset value ("NAV") of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the liabilities of the fund. For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as "shadow AUM") refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Class B Membership Class B Membership Interests refers to the interests that were retained by the former owners of Crestline Denali Capital LLC and Interests represent the financial interests in the subordinated notes of the related CLOs. Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. 42

Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” refers to the AUM of our funds from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating Incentive Generating AUM or “IGAUM” refers to the AUM of our funds that are currently generating performance income on a AUM realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource Group groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/ finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a registered investment adviser. 43

Glossary (cont’d) Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Permanent Capital Permanent Capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of ARCC, Ares Commercial Real Estate Corporation (“ACRE”) and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”). Such funds may be required, or elect, to return all or a portion of capital gains and investment income. Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (a) operating results of our Consolidated Funds, (b) depreciation and amortization expense, (c) the effects of changes arising from corporate actions, (d) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income. 44